Exhibit 99.2

Certain Information to be Provided to Prospective Debt Financing Sources

Set forth below is certain information included in a presentation to certain third parties in connection with a potential increase in Emdeon Inc.’s (referred to herein as “Emdeon” or the “Company”) outstanding term loan borrowings.

Reconciliation of Non-GAAP Financial Measures

Reconciliations of Emdeon’s Net Income (Loss) determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) to Adjusted EBITDA and Pro Forma Adjusted EBITDA have been provided in the chart below. An explanation of these non-GAAP measures is also included under the heading “Explanation of Non-GAAP Financial Measures” below. To properly evaluate Emdeon’s business, Emdeon encourages investors not to rely on any single financial measure to evaluate Emdeon’s business and to review the GAAP reconciliations. These non-GAAP measures, as Emdeon defines them, may not be similar to non-GAAP measures used by other companies.

Emdeon Inc.

Reconciliation of Non-GAAP Financial Measures

(unaudited; dollars in millions)

	LBO LTM Ended June 30, 2011(1)								LTM Ended September 30, 2014
		Year Ended December 31,			Three Months Ended September 30,		Nine Months Ended September 30,
		2011(2)	2012	2013	2014	2013	2014	2013
Net income (loss)	$38.2	($36.3)	($78.3)	($74.5)	($13.0)	($16.3)	($75.5)	($58.0)	($92.0)
Interest expense, net	54.7	72.5	172.3	153.2	36.6	37.0	109.7	116.4	146.5
Income tax provision (benefit)	25.5	(2.0)	(40.1)	(36.7)	4.5	0.1	(43.7)	(26.4)	(54.0)
Depreciation and amortization	144.6	157.9	187.2	183.8	48.4	47.2	141.5	137.9	187.4

EBITDA	$263.0	$192.1	$241.0	$225.9	$76.6	$68.0	$132.0	$169.9	$188.0

EBITDA Adjustments:
Equity compensation	21.4	54.9	6.8	7.0	2.2	2.1	5.9	5.6	7.3
Acquisition accounting adjustments	—	2.1	4.7	0.9	0.2	0.3	0.7	0.7	0.9
Acquisition-related costs	5.2	7.1	6.9	3.2	1.4	1.5	5.5	2.5	6.3
Transaction-related costs and advisory fees	—	38.5	9.9	6.9	1.7	1.5	4.8	4.8	6.9
Strategic initiatives, duplicative and transition costs	3.5	2.0	9.7	8.4	0.4	2.4	9.7	4.4	13.7
Severance costs	—	0.4	1.6	7.5	1.9	3.5	5.8	5.1	8.1
Loss on extinguishment of debt and other related costs	—	10.7	25.4	24.3	—	—	—	24.3	—
Accretion	2.2	2.9	8.7	26.5	4.5	7.1	9.2	18.7	17.0
Impairment of long-lived assets	—	1.7	0.1	10.4	3.1	0.0	82.7	1.9	91.2
Contingent Consideration	(11.1)	(13.9)	—	(0.1)	2.0	1.9	3.6	1.9	1.7
Other non-routine, net	—	2.3	1.6	3.0	0.1	(3.1)	2.7	(1.4)	7.2

EBITDA Adjustments	21.1	108.8	75.4	98.1	17.5	17.2	130.7	68.5	160.3

Adjusted EBITDA	$284.2	$301.0	$316.4	$324.0	$94.1	$85.2	$262.7	$238.4	$348.2

Pro Forma impact of acquisition(3)									7.1

Pro Forma Adjusted EBITDA									355.4
Contemplated acquisitions									8.0 (4)

Adjusted Pro Forma Adjusted EBITDA									$363.4

(1)	Represents results from the twelve month period ended June 30, 2011, prior to the anonuncement of Emdeon’s merger with an affiliate of The Blackstone Group L.P. (the “Blackstone Transaction”).
(2)	2011 results reflect a combination of predecessor period (January 1, 2011 to November 1, 2011) and successor period (November 2, 2011 to December 31, 2011) prior and subsequent to the Blackstone Transaction.
(3)	Represents pro forma adjustments for LTM period to reflect acquisition as if consummated as of beginning of the period.
(4)	Includes 8/31/14 net pro forma acquired EBITDA for recent and contemplated acquisitions, including related pro forma adjustments for excluding shared services costs, projected cost synergies and other pro forma adjustments in accordance with Emdeon’s Credit Agreement. Pro forma adjustments permitted by Emdeon’s Credit Agreement may include adjustments that are not permitted in pro forma financial statements presented in accordance with GAAP or Regulation S-X. Management expects taking actions to realize such pro forma adjustments within 18 months.

Explanation of Non-GAAP Financial Measures

Emdeon’s management believes that, in order to properly understand Emdeon’s short-term and long-term financial trends, investors may wish to consider the impact of certain non-cash or non-operating items, when used as a supplement to financial performance measures prepared in accordance with GAAP. Management uses results of operations before such excluded items to evaluate the operational performance of Emdeon as a basis for strategic planning and as a performance evaluation metric in determining achievement of certain executive and management incentive compensation programs. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition to the description provided below, reconciliations of GAAP to non-GAAP results are provided in the financial statement tables included in this exhibit.

In this exhibit, Emdeon defines Adjusted EBITDA as EBITDA (which is defined as net income (loss) before net interest expense, income tax provision (benefit) and depreciation and amortization), plus certain other non-cash or non-operating items, and defines Pro Forma Adjusted EBITDA as Adjusted EBITDA plus the pro forma effect of acquisitions and cost savings initiatives as permitted by the terms of its Senior Secured Credit Facilities.

To properly evaluate Emdeon’s business, Emdeon encourages investors to not rely on any single financial measure to evaluate Emdeon’s business and to review the reconciliation of net income (loss) to the non-GAAP measures of Adjusted EBITDA and Pro Forma Adjusted EBITDA. Adjusted EBITDA and Pro Forma Adjusted EBITDA, as Emdeon defines them, may differ from and may not be comparable to similarly titled measures used by other companies, because Adjusted EBITDA and Pro Forma Adjusted EBITDA are not measures of financial performance under GAAP and are susceptible to varying calculations. Adjusted EBITDA calculations also are used in our credit facilities and indentures, although the adjustments used to calculate Adjusted EBITDA as used in our credit facilities and indentures may vary in certain respects among such agreements and from those presented in this exhibit.

Management uses Adjusted EBITDA to facilitate a comparison of Emdeon’s operating performance on a consistent basis from period to period that, when viewed in combination with Emdeon’s GAAP results, management believes provides a more complete understanding of factors and trends affecting Emdeon’s business than GAAP measures alone. Management believes this non-GAAP measure assists Emdeon’s board of directors, management, lenders and investors in comparing Emdeon’s operating performance on a consistent basis because it removes, where applicable, the impact of Emdeon’s capital structure, asset base, acquisition accounting, non-cash charges and non-operating items from Emdeon’s operating performance.